Exhibit 99.1

Forge Global Holdings, Inc. Reports First Quarter Fiscal Year 2025 Results

•Total Revenues Less Transaction-Based Expenses of $25.1 million in 1Q25, highest as a public company.

•Total Marketplace Revenues Less Transaction-Based Expenses of $15.8 million in 1Q25.

•Total Trading Volume of $692.4 million in 1Q25, an increase of 132% over the prior quarter.

•Total Custodial Administration Fees Less Transaction-Based Expenses of $9.3 million in 1Q25.

•Total Custodial Client Cash of $459.7 million as of March 31, 2025.

SAN FRANCISCO – May 7, 2025 – Forge Global Holdings, Inc. (“Forge”) (NYSE: FRGE), a leading provider of marketplace infrastructure, data services, and technology and investment solutions for the private market, today announced its financial results for the quarter ended March 31, 2025.

"In Q1, we achieved our best revenue quarter as a public company – driven largely by an improvement in our marketplace revenue,” said Kelly Rodriques, CEO of Forge. “Revenue for the quarter totaled $25.1 million while marketplace revenue contributed $15.8 million on trading volume of nearly $700 million. The increase in revenue and volume was fueled by improved market dynamics that drove a diversity of new and re-engaged interest to our platform, as well as several institutional block trades that closed in the quarter. We’re encouraged by the continued momentum of the private market even amid macro economic volatility.”

Financial Highlights for the First Quarter of 2025

Revenue: Total revenues less transaction-based expenses was $25.1 million compared to $18.3 million, a 37% increase quarter-over-quarter, and Forge’s highest revenue quarter as a public company.

Operating Loss: Total operating loss was $16.5 million compared to $18.7 million quarter-over-quarter. Excluding CFO transition costs, Total operating loss in the first quarter was $14.1 million.

Net Loss: Net loss was $16.2 million compared to $16.0 million quarter-over-quarter.

Adjusted EBITDA: Total Adjusted EBITDA loss was $8.9 million compared to $10.9 million quarter-over-quarter. Excluding cash CFO transition costs, Adjusted EBITDA in the first quarter was $7.5 million.

Cash Flow from Operating Activities: Net cash used in operating activities was $12.8 million compared to $7.9 million quarter-over-quarter, primarily driven by payment of annual incentive compensation.

Ending Cash Balance: Cash and cash equivalents and investments as of March 31, 2025 were $93.1 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders, after adjusting for the Reverse Stock Split (as defined below), for the quarter ended March 31, 2025, was 12,533,704 shares and fully diluted outstanding share count as of March 31, 2025 was 14,412,190 shares.

Forge estimates for the quarter ended June 30, 2025 that it will have 12,295,210 weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding restricted stock units, options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

*Percentages may not be replicated based on the rounded figures presented.

As a reminder, Forge effected a reverse stock split of its common stock on April 14, 2025 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every fifteen (15) shares of common stock issued or outstanding were automatically reclassified into one (1) validly issued, fully-paid and non-assessable new share of common stock. All figures in this press release have been adjusted to reflect the Reverse Stock Split, as applicable. For more information on the effects of the Reverse Stock Split, see Forge’s Current Report on Form 8-K filed with the SEC on April 14, 2025 and Forge’s Quarterly Report on Form 10-Q to be filed on or about the date of this press release.

KPIs for the First Quarter 2025

•Trading Volume went from $298.5 million to $692.4 million, up 132% quarter-over-quarter.

•Net Take Rate went from 2.8% to 2.3% quarter-over-quarter.

•Total Marketplace revenues, less transaction-based expenses went from $8.4 million to $15.8 million, up 88% quarter-over-quarter.

•Total Custodial Accounts went from $2.38 million to $2.51 million, up 6% quarter-over-quarter.

•Total Assets Under Custody went from $16.9 billion to $17.6 billion, up 4% quarter-over-quarter.

•Total Custodial Administration Fee revenues, less transaction-based expenses went from $9.8 million to $9.3 million, down 6% quarter-over-quarter.

•Total Custodial Client Cash went from $482.9 million to $459.7 million, down 5% quarter-over-quarter.

Additional Business Metrics for the First Quarter of 2025

•Total Number of Companies with Indications of Interest (IOIs): The total number of companies with IOIs were 546, up 2.1% quarter-over-quarter.

•Headcount: Forge finished out the quarter ended March 31, 2025 with a total headcount of 306.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Business Highlights

•Forge Enters into a Non-Binding Letter of Intent for the Acquisition of Accuidity Capital Management: Forge entered into a non-binding term sheet with Accuidity Capital Management (“Accuidity”) and its controlling equity holders to acquire 100% of the outstanding equity interests of Accuidity, a specialized asset management firm focused on private investing, through a merger transaction.

•Forge and ICE to Bring Greater Transparency to Private Markets with Forge Price™: Forge entered into an agreement with Intercontinental Exchange (NYSE: ICE), a leading global provider of data and technology, to distribute Forge Price™, a novel proprietary pricing dataset for private company equity. As part of this agreement, Forge Price™ will be distributed via ICE distribution channels together with ICE’s suite of data offerings. Forge Price™ is a derived dataset that reflects the up-to-date indicative price performance for approximately 200 venture-backed, pre-IPO companies.

•Forge and Yahoo Finance Launch Industry’s First Private Market Hub, Expanding Access to Private Market Investment Opportunities: Forge enters into a first-of-its-kind partnership with Yahoo Finance to provide up-to-date pricing information on many of the top unicorn companies in the world. Through this collaboration, investors will now have access to real-time pricing and valuation data for late-stage U.S. private companies before they go public through Yahoo Finance’s private market hub.

Webcast/Conference Call Details

Forge will host a webcast conference call today, May 7, 2025, at 8:00 a.m. Eastern Time / 5:00 a.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (800) 715-9871 from the United States, or +1 (646) 307-1963 internationally. The conference ID is 6194475.

Following the conference call, an on-demand replay of the webcast, as well as the slides shown during the call, will be made available on the Investor Relations page of Forge’s website at https://ir.forgeglobal.com.

Use of Non-GAAP Financial Information

In addition to Forge’s financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), Forge presents Adjusted EBITDA, a non-GAAP financial measure. Forge uses Adjusted EBITDA to evaluate its ongoing operations and for internal planning and forecasting purposes. Forge believes that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding its performance by excluding specific financial items that have less bearing on its core operating performance. Forge considers Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in its business and historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in Forge’s industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate Forge’s business.

Forge defines Adjusted EBITDA as net loss attributable to Forge Global Holdings, Inc., adjusted to exclude: (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) change in fair value of warrant liabilities, and (vi) other significant gains, losses, and expenses such as impairments or acquisition-related transaction costs that Forge believes are not indicative of its ongoing results.

Forward-Looking Statements

This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate, or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans, or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Forge

(NYSE: FRGE) is a leading provider of marketplace infrastructure, data services and technology and investment solutions for the private market. Forge Securities LLC is a registered broker-dealer and a member of FINRA that operates an alternative trading system.

Contacts

Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com

Media Contact:
Lindsay Riddell
press@forgeglobal.com

FORGE GLOBAL HOLDINGS, INC.
Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$70,472	$105,140
Restricted cash	1,127	1,116
Short term investments	21,508	—
Accounts receivable, net	5,853	4,706
Prepaid expenses and other current assets	8,438	8,205
Total current assets	$107,398	$119,167
Internal-use software, property and equipment, net	2,166	2,920
Goodwill and other intangible assets, net	126,256	126,456
Payment-dependent notes receivable, noncurrent	7,433	7,412
Operating lease right-of-use assets	4,494	5,107
Other assets, noncurrent	1,713	2,444
Total assets	$249,460	$263,506
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,382	$1,941
Accrued compensation and benefits	9,597	13,430
Accrued expenses and other current liabilities	6,686	6,310
Operating lease liabilities, current	2,759	3,463
Total current liabilities	$21,424	$25,144
Payment-dependent notes payable, noncurrent	7,433	7,412
Operating lease liabilities, noncurrent	3,494	3,694
Warrant liabilities	1	192
Other liabilities, noncurrent	323	322
Total liabilities	$32,675	$36,764
Commitments and contingencies
Stockholders' equity:(1)
Common stock, $0.0001 par value; 133,333 shares authorized; 12,638 and 12,427 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Treasury stock, at cost; 10 shares as of both March 31, 2025 and December 31, 2024, respectively	(625)	(625)
Additional paid-in capital	576,489	570,606
Accumulated other comprehensive loss	794	572
Accumulated deficit	(363,144)	(346,972)
Total Forge Global Holdings, Inc. stockholders’ equity	$213,515	$223,582
Noncontrolling Interest	3,270	3,160
Total stockholders’ equity	$216,785	$226,742
Total liabilities and stockholders’ equity	$249,460	$263,506
(1) Amounts have been adjusted to reflect the Reverse Stock Split.

FORGE GLOBAL HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Marketplace revenue	$15,997	$8,520
Custodial administration fees	9,299	10,722
Total revenues	$25,296	$19,242
Transaction-based expenses:
Transaction-based expenses	(192)	(29)
Total revenues, less transaction-based expenses	$25,104	$19,213
Operating expenses:
Compensation and benefits	29,491	29,843
Technology and communications	4,349	3,060
Professional services	2,332	2,217
General and administrative	2,254	5,062
Advertising and market development	1,215	1,090
Depreciation and amortization	986	1,816
Rent and occupancy	946	1,135
Total operating expenses	$41,573	$44,223
Operating loss	$(16,469)	$(25,010)
Interest and other income:
Interest income	1,042	1,709
Change in fair value of warrant liabilities	191	4,447
Other income, net	54	76
Total interest and other income	$1,287	$6,232
Loss before provision for income taxes	$(15,182)	$(18,778)
Provision for income taxes	1,016	216
Net loss	$(16,198)	$(18,994)
Net loss attributable to noncontrolling interest	$(26)	$(370)
Net loss attributable to Forge Global Holdings, Inc.	$(16,172)	$(18,624)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders: (1)
Basic	$(1.29)	$(1.55)
Diluted	$(1.29)	$(1.55)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders: (1)
Basic	12,534	11,994
Diluted	12,534	11,994
(1) Amounts have been adjusted to reflect the Reverse Stock Split.

FORGE GLOBAL HOLDINGS, INC.
Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(16,198)	$(18,994)
Adjustments to reconcile net loss to net cash used in operations:
Share-based compensation	6,519	9,467
Depreciation and amortization	941	1,816
Amortization of right-of-use assets	613	643
Loss on impairment of long lived assets	—	186
Allowance for doubtful accounts	170	109
Change in fair value of warrant liabilities	(191)	(4,447)
Other	4	(10)
Changes in operating assets and liabilities:
Accounts receivable	(1,317)	(1,596)
Prepaid expenses and other assets	506	1,125
Accounts payable	461	1,066
Accrued expenses and other liabilities	396	2,782
Accrued compensation and benefits	(3,833)	(3,967)
Operating lease liabilities	(904)	(555)
Net cash used in operating activities	$(12,833)	$(12,375)
Cash flows from investing activities:
Purchase of investments	(22,012)	—
Maturities of investments	534	—
Purchases of property and equipment	(51)	(400)
Net cash used in investing activities	$(21,529)	$(400)
Cash flows from financing activities:
Proceeds from exercise of options, including proceeds from repayment of promissory notes	26	226
Taxes withheld and paid related to net share settlement of equity awards	(679)	(2,302)
Net cash used in financing activities	$(653)	$(2,076)
Effect of changes in currency exchange rates on cash and cash equivalents	358	(253)
Net decrease in cash and cash equivalents	(34,657)	(15,104)
Cash, cash equivalents and restricted cash, beginning of the period	106,256	145,785
Cash, cash equivalents and restricted cash, end of the period	$71,599	$130,681

Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$70,472	$129,606
Restricted cash	1,127	1,075
Total cash, cash equivalents and restricted cash, end of the period	$71,599	$130,681

FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Forge Global Holdings, Inc.	$(16,172)	$(18,624)
Add:
Interest expense, net	(1,042)	(1,709)
Provision for income taxes	1,016	216
Depreciation and amortization	986	1,816
Net loss attributable to noncontrolling interest	(26)	(370)
Loss or impairment on long lived assets	—	186
Share-based compensation expense	6,519	9,467
Change in fair value of warrant liabilities	(191)	(4,447)
Adjusted EBITDA	$(8,910)	$(13,465)

SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics

Forge monitors the following key business metrics to help evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions.

The tables below reflect period-over-period changes in Forge’s key business metrics, along with the percentage change between such periods. Forge believes the following business metrics are useful in evaluating its business:

	Three Months Ended
Dollars in thousands	March 31, 2025	December 31, 2024	Change	% Change
MARKETPLACE SOLUTIONS
Trades	963	646	317	49%
Volume	$692,391	$298,539	$393,852	132%
Net Take Rate	2.3%	2.8%	(0.5)%	(19)%
Marketplace revenues, less transaction-based expenses	$15,831	$8,435	$7,397	88%

•Trades are defined as the total number of orders executed by Forge on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing Forge’s revenue and, in turn, to achieving profitability.

•Volume is defined as the total sales value for all securities traded through the Forge marketplace, which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for Forge. Although Forge typically captures a commission on each side of a trade, Forge may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow Forge to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of Forge’s services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.

•Net Take Rates are defined as Forge’s marketplace revenues, less markets-related transaction-based expenses, divided by Volume. These represent the percentage of fees earned by the Forge marketplace on any transactions executed from the commission Forge charged on such transactions less transaction-based expenses, which is a determining factor in Forge’s revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

	As of or for the three months ended
Dollars in thousands	March 31, 2025	December 31, 2024	Change	% Change
CUSTODY SOLUTION
Total Custodial Accounts	2,508,443	2,376,099	132,344	6%
Assets Under Custody	$17,635,034	$16,897,318	$737,716	4%
Custodial Client Cash	$459,685	$482,946	$(23,261)	(5)%
Custodial administration fees, less transaction-based expenses	$9,273	$9,839	$(566)	(6)%

•Total Custodial Accounts are defined as Forge clients’ custodial accounts that are established on Forge’s platform and billable. These relate to Forge’s Custodial Administration fees revenue stream and are an important measure of Forge’s business as the number of Total Custodial Accounts is an indicator of Forge’s future revenues from certain account maintenance, transaction and cash administration fees.

•Assets Under Custody is the reported value of all client holdings held under Forge’s agreements, including cash submitted to Forge by the responsible party. These assets can be held at various financial institutions, issuers and in Forge’s vault. As the custodian of the accounts, Forge collects all interest and dividends, handles all fees and transactions and any other considerations for the assets concerned. Fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but Forge believes that Assets Under Custody is a useful metric for assessing the relative size and scope of its business.

•Custodial Client Cash, previously called Custodial Cash Balance, is a component of Assets Under Custody representing the value of cash held on behalf of clients held under Forge’s agreements. These assets are held at various financial institutions. Fees are earned from the administration activities performed with respect to these balances. The amount of Custodial Client Cash is a determining factor in Forge’s revenue.

Please note that starting in the first quarter of 2025, Forge has added Custodial Client Cash as a key business metric for its custody solution as cash administration fee revenue is highly correlated to this metric. Custodial Client Cash has been provided as a metric in Forge’s quarterly supplemental information furnished with the SEC since the third quarter of 2022 and was previously called Custodial Cash Balance. Forge has not adjusted methodology, assumptions, or otherwise changed any aspects of this metric and it is comparable to prior period presentations of Custodial Cash Balance in Forge’s quarterly supplemental information. Custodial Client Cash represents the value of cash held on behalf of clients held under Forge’s custody solution agreements. Forge believes that disclosing Custodial Client Cash provides investors with valuable insight into custody solution revenue as cash administration fees currently make up the majority of Forge’s custodial administration fee revenue. Cash administration fees are based on prevailing interest rates and custodial client cash balances.
Forge has included Custodial Client Cash balances for all periods presented to facilitate comparability and trend analysis.